UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

DOW JONES & COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is the text of a letter to employees of Ottoway Newspapers, Inc. from John N. Wilcox, Senior Vice President of Dow Jones & Company, Inc., President, Local Media Group and Chief Executive Officer, Ottoway Newspapers, Inc.  This letter was posted on the Company’s intranet on August 2, 2007.

Dear Ottaway colleagues,

No one could have imagined the twists and turns that would take place in our corner of the media world in 2007.  The proposed merger of News Corp. and Dow Jones could not have been foreseen at the beginning of the year—and of course we still don’t know what that may mean for Ottaway.

The distractions of the process leading up to the proposed merger could have impeded initiatives at a less disciplined company or diverted the attention of less dedicated colleagues, but Ottaway has remained on course by executing new projects in every area of our operations, at each location and at corporate.  So, although the year has been a challenging one from a financial point of view, we are strategically stronger than we were at this time last year, and well positioned for diversified growth.  And it’s important that we remain focused now on moving forward on the many key initiatives underway.

Let me borrow just a few minutes of your time to recall some of the highlights of the year so far at Ottaway, with more to come:

–	We completed the most complex installation in the history of the company, the Content Management System (CMS), which changed the way we process both print and online content in all its forms.
–	Our Internet Initiative has resulted in a revenue growth rate of more than 50% and page views up 23% through mid-year.
–
All, save one, major Ottaway websites were redesigned over the past year, adding massive new features and functionality.  For example, our Internet viewers can now easily contribute news and ideas through the Prospero user-generated-content tool and Trumba, the online calendar.

–	“Local search” on the Internet has huge potential and so we are launching new products and services to serve that need, starting with HudsonValley.com last month.
–
Robust print and online classified sales networks are being formed among our properties and popular self-serve advertising options are being perfected.  In addition, we are discussing mutually-beneficial alliances with national companies.

–
Each media group has embraced API’s Newspaper Next (Ottaway Next) initiative, allowing us to reach out to new communities of readers and advertisers with many new products and services—both in print and online.

–	With some of the finest printing and distribution facilities in the community newspaper arena, our papers are ramping up contract delivery and commercial printing.
–	Regarding direct mail, we are leveraging our extensive customer and business databases and bringing in outside expertise to make that a more significant part of our revenue picture.
–
The all-important PIP Project (Process Improvement Program) is now underway, involving new systems, new structures, new approaches to customer relations management; in fact a whole new way of doing things.  It cuts across many areas of our operations, including advertising, circulation, finance and human resources.

–	Ottaway’s News Next gives our journalists the training and tools they need to provide information to our customers in whatever forms they prefer—a “media neutral” approach.
–
Working with all departments, Ottaway newsrooms have added new print and web offerings.  For example, new landing pages and special web sections are now found on all Ottaway websites, with some locations routinely adding three or more landing pages a week.

–	We have improved our health coverage by merging 13 disparate plans into one customer-friendly Blue Cross/Blue Shield plan which cuts across geographic boundaries and red tape.
–	Likewise, we have implemented a common performance management system for setting goals, tracking progress and providing developmental support, rather than using a myriad of approaches as in the past.
–	Our 401-k retirement plan is now managed by S.E.I., offering a far greater selection of retirement investment options.
–
Sales convergence—an important component of Ottaway’s Ad Next program—is being combined with dollar-volume pricing to allow our sales professionals to tailor multi-media ad programs to meet the specific needs of their clients.

–
Our daily newspapers have performed better at maintaining circulation volumes than the industry average this year.  To that end, we are growing EZ Pay, reducing churn and showing service improvements. Also, Sunday Next provides a focus on growing Sunday circulation, a must for many of our top advertisers.

–	New BlackBerry servers and devices have cut through the clutter and crashes of our former hodgepodge of systems, making communication with each other much more efficient.
–	We are perfecting processes to quickly establish a multi-media presence in adjacent geographic areas, extending our footprint with a minimum of risk or expense.
–	Several additional magazines will be launched soon, extending our reader and advertiser bases in both width and depth.

All of the above items, and much more, are part of our “Magnificent Seven” Initiatives:
REVENUE initiatives
1.  Internet development
2.  Franchise extension
3.  Leveraging infrastructure
EXPENSE control initiatives
4.  Process Improvement Program
EMPLOYEE DEVELOPMENT initiatives
5.  Ad Next
6.  News Next
7.  Performance Management

As you can see, Ottaway is a beehive of activity these days, with more new initiatives in the works than at any other time in our 70 year history.  Thanks one and all for you hard work and smart work during this time of great change in our industry and especially in our company.

All best,

/s/ John

John

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

News Corporation and one of its subsidiaries will file a registration statement with the Securities and Exchange Commission (SEC), which will include a proxy statement of Dow Jones.  Investors are advised to read the registration statement/proxy statement when it becomes available because it will contain important information.   Investors may obtain a free copy of the registrations statement/proxy statement (when it becomes available) and other relevant documents filed by News Corporation, its subsidiaries and Dow Jones with the SEC at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Investor Relations section of Dow Jones’ web site (www.dowjones.com) or by directing a request to Dow Jones at: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Investor Relations, or from the Investor Relations section of News Corporation’s web site (www.newscorp.com) or by directing a request to News Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attention: Investor Relations.

Dow Jones and its directors, executive officers and other members of its management and employees are potential participants in the solicitation of proxies from Dow Jones’ stockholders in connection with the merger.  Information concerning the interests of Dow Jones’ participants in the solicitation, which may be different than those of the Dow Jones stockholders generally, is set forth in Dow Jones’ proxy statement relating to its 2007 annual meeting of stockholders filed with the SEC on March 16, 2007 and Dow Jones’ Current Report on Form 8-K filed with the SEC on June 7, 2007 as amended by a filing on July 20, 2007 and will be described in the proxy statement relating to the merger.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that Dow Jones’ business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with News Corporation, or any other strategic alternative, may not be consummated or may be delayed; and such other risk factors as may be included from time to time in Dow Jones’ reports filed with the SEC and posted in the Investor Relations section of Dow Jones’ web site (www.dowjones.com).  Dow Jones undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.